Exhibit 99.1

PQ Group Holdings Accelerates Transformation: Enters Agreement to Sell Performance Chemicals Business and Acquires Niche Catalyst Activation Business

MALVERN, PA, March 1, 2021 – PQ Group Holdings Inc. (NYSE:PQG), a leading integrated and innovative global provider of specialty catalysts, chemicals and services, announced today that it has entered into a definitive agreement to sell its Performance Chemicals business to a partnership established by Cerberus Capital Management, L.P. and Koch Minerals & Trading LLC for a purchase price of $1.1 billion.

“We are excited by today’s announcement for the sale of our Performance Chemicals business at a favorable valuation,” said Belgacem Chariag, PQ’s Chairman, President and Chief Executive Officer. “In 2019, we laid out a “Simpler + Stronger” strategic path aimed at driving greater value for our shareholders. The plans we set in motion are now coming to fruition. At year-end 2020, we completed the sale of the Performance Materials business as a first step. With this agreement to divest the Performance Chemicals business, we are accelerating the next and most critical step in our strategic transformation. Our core Refining Services and Catalysts Technologies businesses represent a unique opportunity to reposition PQ as a pure play, high growth company.”

Upon the anticipated close in 2021 and finalization of net cash proceeds, PQ plans to return capital to shareholders through a special dividend of $2.50 to $3.25 per share (subject to Board approval and declaration), which is expected to result in a debt reduction of $450 million to $550 million.

Citi is serving as lead financial advisor with BMO Capital Markets Corp. as co-advisor, and Ropes & Gray LLP is serving as legal counsel to PQ in the sale of Performance Chemicals. Jefferies, LLC served as financial advisor, and Kirkland & Ellis LLP served as legal advisor, to Cerberus and Koch. Jones Day served as legal advisor to Koch.

In addition, on February 25, 2021, PQ signed an agreement to acquire Chem32, LLC from its founders for a purchase price of $44 million to complement our Refining Services business. Chem32 is a leading supplier of catalyst pre-activation services used in the production of traditional and renewable fuels. This addition, with its patented technology and services, is expected to grow rapidly and generate strong margins.

“We are very excited to welcome the Chem32 team,” said Kurt Bitting, President of PQ’s Refining Services business. “Chem 32 diversifies our service offerings while giving us exposure to the rapidly growing renewable fuels industry.”

PQ management will host a conference call and audio-only webcast on March 1, 2021 at 9:00 a.m. ET to discuss the transactions. Investors may listen to the conference call live via telephone by dialing 1 (877) 876-9174 (domestic) or 1 (785) 424-1669 (international) and use the participant code PQG032021. A live audio webcast of the conference call and presentation materials can be accessed at http://investor.pqcorp.com. A replay of the conference call/webcast will be made available at http://investor.pqcorp.com/events-presentations.

Investors:

Nahla A. Azmy

(610) 651-4561

Nahla.Azmy@pqcorp.com

About PQ Group Holdings Inc.

PQ Group Holdings Inc. is a leading integrated and innovative global provider of specialty catalysts, chemicals and services. We support customers globally through our strategically located network of manufacturing facilities. We believe that our products, which are predominantly inorganic, and services contribute to improving the sustainability of the environment. We have three uniquely positioned specialty businesses: Refining Services provides sulfuric acid recycling to the North American refining industry; Catalysts serves the packaging and engineering plastics and the global refining, petrochemical and emissions control industries; and Performance Chemicals supplies diverse product end uses, including personal and industrial cleaning products, fuel efficient tires, surface coatings, and food and beverage products. For more information, see our website at https://www.pqcorp.com.

Note on Forward-Looking Statements

Some of the information contained in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements regarding the sale of the Performance Chemicals business segment, including the intended use of proceeds therefrom, our future growth prospects and future strategic transactions. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to close on the sale of the Performance Chemicals business segment on our anticipate timeline, our ability to successfully integrate Chem32, regional, national or global political, economic, business, competitive, market and regulatory conditions, including the ongoing COVID-19 pandemic, tariffs and trade disputes, currency exchange rates and other factors, including those described in the sections titled “Risk Factors” and “Management Discussion & Analysis of Financial Condition and Results of Operations” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this release. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

2